Exhibit 5.1

(313) 465-7000

August 5, 2026

Gentherm Incorporated

28875 Cabot Drive

Novi, MI 48377

Ladies and Gentlemen:

We have acted as counsel to Gentherm Incorporated, a Michigan corporation (the “Company”), in connection with the proposed registration by the Company of 20,846,994 shares of common stock, no par value (“Common Stock”), as may be adjusted by the Merger Agreement (as defined below), of the Company pursuant to a Registration Statement on Form S-4 (File No. 333-297224), which includes a proxy statement/prospectus of the Company initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on July 2, 2026 and as subsequently amended, for purposes of registering the Shares under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.”

The Common Stock is to be issued to the shareholders of Platinum SpinCo Inc. (“SpinCo”), a Delaware corporation and wholly owned subsidiary of Modine Manufacturing Company, a Wisconsin corporation (“Modine”), in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 29, 2026 (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Modine, SpinCo and Platinum Gold Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company. Shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Shares.”

In so acting, we have examined originals or copies of such documents as we deemed relevant and have considered such matters of law and of fact, and relied upon such certificates and other information furnished to us, as we have deemed appropriate as a basis for our opinion set forth below.

In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the legal capacity of all natural persons, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified, conformed or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. As to all questions or facts material to this opinion letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Merger Agreement. In addition, in rendering this opinion, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement and the Merger Agreement.

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506

Gentherm Incorporated

August 5, 2026

Our opinion is limited solely to matters set forth herein. The law covered by the opinion expressed herein is limited to the Michigan Business Corporation Act (“MBCA”), and we express no opinion as to the effect on the matters covered by this opinion letter of the laws of any other jurisdiction.

Based on the foregoing, and subject to the limitations, qualifications and assumptions stated in this opinion letter, we are of the opinion that the Shares covered by the Registration Statement are or will be, upon issuance and upon approval by shareholders of such issuance and of an amendment (the “Amendment”) to the Company’s Articles of Incorporation increasing the authorized Common Stock of the Company by 55,000,000 shares (the “Shareholder Approval”) and upon the filing of the Amendment with the State of Michigan and it being deemed effective under the MBCA, duly authorized by the Company and, when the Registration Statement has been declared effective under the Securities Act by order of the Commission and Shareholder Approval has been obtained, and if and when the Shares have been issued by the Company in accordance with, on the terms and conditions set forth in, and as described in, the Registration Statement and the Merger Agreement, against receipt of the consideration therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/S/ HONIGMAN LLP

HONIGMAN LLP

MKB/JHK/GDP/RBO/JPK

Honigman LLP • 2290 First National Building • 660 Woodward Avenue • Detroit, Michigan 48226-3506